EXHIBIT 99.3

   Media Contact: Kekst & Co.            STILWELL
      Michael Herley (212-521-4897)      FINANCIAL INC.

                                                     920 Main Street, 21st Floor
                                                    Kansas City, Missouri  64105

Investors Contact:                                             NYSE Symbol:  SV
  Landon H. Rowland (816-218-2416)
    Chairman, President and CEO
  Daniel P. Connealy (816-218-2412)         Release No. 2001-25  October 4, 2001
    Vice President and Chief Financial Officer


                                 {News Release}
                             STILWELL FINANCIAL INC.
                          ANNOUNCES QUARTERLY DIVIDEND

Kansas City, Missouri

Stilwell Financial Inc. ("Stilwell" or the "Company"; NYSE: SV) today announced that the Stilwell Board of Directors declared a $0.01 per share quarterly dividend on Stilwell's outstanding common stock. The dividend will be payable on October 31, 2001 to stockholders of record at the close of business on October 15, 2001.

Stilwell is a diversified, global financial services company with operations through its subsidiaries and affiliates in North America, Europe and Asia. The primary entities comprising Stilwell are Janus Capital Corporation, an approximately 91.6% owned subsidiary; Berger LLC, of which Stilwell owns 100% of the preferred limited liability company interests and approximately 87% of the regular limited liability company interests; Nelson Money Managers Plc, an 80% owned subsidiary; and DST Systems, Inc., an equity investment in which Stilwell holds an approximate 33% interest.

                               * * * * * * * * * *

This press release includes statements concerning potential future events involving the Company, which could materially differ from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Stilwell's Registration Statement on Form 10 dated June 15, 2000 and Stilwell's Annual Report on Form 10-K for the year ended December 31, 2000, both on file with the Securities and Exchange Commission (Commission file no. 001-15253). The Company will not update any forward-looking statements in this press release to reflect future events or developments.


                              ............. The End